SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2003

HANDSPRING, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30719	77-0490705

(Commission File Number)	(IRS Employer Identification No.)

189 Bernardo Avenue, Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)

(650) 230-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5: Other Events.
Item 7: Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.01
EXHIBIT 2.02
EXHIBIT 2.03
EXHIBIT 99.1

Item 5: Other Events.

     Merger with Palm, Inc.

     On June 4, 2003, Handspring, Inc. (“Handspring”) announced that it had entered into a definitive agreement for Palm, Inc. (“Palm”) to acquire Handspring. Subject to the terms and conditions of an Agreement and Plan of Reorganization (the “Merger Agreement”) between Handspring, Palm, Peace Separation Corporation, a wholly-owned subsidiary of Palm, and Harmony Acquisition Corporation, a wholly-owned subsidiary of Palm (“Merger Sub”), Merger Sub will merge with and into Handspring, with Handspring to survive the merger as a wholly-owned subsidiary of Palm (the “Merger”). Palm also announced that its Board of Directors had given final approval for the spin-off of PalmSource, Inc. (“PalmSource”), its subsidiary responsible for developing and licensing the Palm operating system. Under the proposed terms of the transaction, and following the spin-off of PalmSource, Handspring’s stockholders will receive 0.09 shares of Palm common stock and the associated Palm preferred stock purchase right – and no shares of PalmSource – for each share of Handspring common stock owned, and any associated Handspring preferred stock purchase right. In addition, Palm will assume Handspring’s outstanding stock options and warrants. Following the Merger, current Handspring stockholders will own approximately 32.2% and current Palm stockholders will own approximately 67.8% of the combined company’s shares. The value per share to be received by Handspring stockholders will be based on the Palm share price following the spin-off of PalmSource. The spin-off of PalmSource will be completed immediately prior to the closing of the merger between Palm and Handspring.

     As part of the Merger Agreement, Palm will provide an initial $10 million line of credit to Handspring for working-capital purposes until the transaction closes. Under certain conditions, the line of credit may increase to $20 million, and its maturity may be extended.

     The Merger will be structured to qualify as a tax-free reorganization and will be accounted for as a purchase. Upon the close of the Merger, Donna Dubinsky, Handspring’s Chief Executive Officer and a director, and L. John Doerr and Bruce Dunlevie, also Handspring directors, will join Palm’s Board of Directors.

     The consummation of the Merger is subject to the approval of the stockholders of Handspring and Palm, receipt of necessary approvals under United States and applicable foreign antitrust laws, SEC clearance and other customary closing conditions. Certain stockholders of Handspring have agreed to vote approximately 37.5% of the outstanding stock of Handspring in favor of the merger.

     The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

     Stockholder Rights Plan. On June 3, 2003, Handspring’s Board of Directors adopted a stockholder rights plan. The plan is designed to protect the long-term value of Handspring for its stockholders during any future unsolicited acquisition attempt. Adoption of the plan was made in connection with the entry into the Merger Agreement with Palm.

     Handspring’s Board of Directors declared a dividend of one stock purchase right (a “Right”) for each outstanding share of Handspring common stock, par value $0.001 per share (the “Common Shares”). The dividend is payable to stockholders of record on June 5, 2003 (the “Record Date”). In addition, one Right shall be issued with each Common Share that becomes outstanding (i) between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in the Rights Agreement (as such term is defined below)) or (ii) following the Distribution Date and prior to the Redemption Date or Final Expiration Date, pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of other Handspring securities, which options or securities were outstanding prior to the Distribution Date. The Rights will become exercisable only upon the occurrence of certain events specified in the Rights Agreement between Handspring and Equiserve Trust Company, N.A., as rights agent, (the “Rights Agreement”) including the acquisition of 15% of the Company’s outstanding common stock by a person or group. Each Right entitles the registered holder, other than an “Acquiring Person” (as defined in the Rights Agreement), under specified circumstances to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a price of $7.00 per one one-thousandth of a Preferred Share, subject to adjustment. In addition, each Right entitles the registered holder, other than an “Acquiring Person,” under specified circumstances to purchase from the Company that number of shares of the Company’s Common Stock having a market value of two times the exercise price of the Right. “Acquiring Person” is defined in the Rights Agreement such that until termination of the Merger Agreement, Palm will not be deemed to be or become an Acquiring Person.

     The description and terms of the Rights are set forth in the Rights Agreement, which is filed herewith as Exhibit 4.01. A summary of the Rights and the Rights Agreement is included as Exhibit B to the Rights Agreement. The details of the plan will be outlined more fully in a letter that will be mailed to the Company’s stockholders of record as of June 5, 2003, as well as in the Company’s filings with the Securities and Exchange Commission.

Item 7: Financial Statements and Exhibits.

(c)	Exhibits.

          Exhibit No.     Description of Exhibit

               2.01     Agreement and Plan of Reorganization dated June 4, 2003, by and among Handspring, Inc., Palm, Inc., Peace Separation Corporation and Harmony Acquisition Corporation.

               2.02     Form of Voting Agreement dated June 4, 2003, by and between Palm, Inc. and each of certain individual stockholders of Handspring, Inc.

               2.03     Loan Agreement dated June 4, 2003 by and between Handspring, Inc. and Palm, Inc.

               4.01     Rights Agreement dated June 5, 2003, between Handspring and Equiserve Trust Company, N.A., as rights agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Summary of Stock Purchase Rights and as Exhibit C the Form of Right Certificate. (Incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 11, 2003.)

               99.01     Press release dated June 4, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDSPRING, INC.

Date: June 10, 2003	By:	/s/ William R. Slakey

William R. Slakey
Vice President and Chief Financial
Officer

EXHIBIT INDEX

               2.01     Agreement and Plan of Reorganization dated June 4, 2003, by and among Handspring, Inc., Palm, Inc., Peace Separation Corporation and Harmony Acquisition Corporation.

               2.02     Form of Voting Agreement dated June 4, 2003 by and between Palm, Inc. and each of certain individual stockholders of Handspring, Inc.

               2.03     Loan Agreement dated June 4, 2003 by and between Handspring, Inc. and Palm, Inc.

               4.01     Rights Agreement dated June 5, 2003, between Handspring and Equiserve Trust Company, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Summary of Stock Purchase Rights and as Exhibit C the Form of Right Certificate. (Incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 11, 2003.)

               99.01     Press release dated June 4, 2003.